UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: December 17, 2004

Assurant, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31978	39-1126612
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

One Chase Manhattan Plaza, 41st Floor
New York, New York	10005

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 859-7000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

     On December 17, 2004, Assurant, Inc. (the “Company”) is entering into Change of Control Severance Agreements with several executive officers and employees effective as of January 1, 2005. The severance agreements generally provide that if a change in control (as defined) occurs with respect to Assurant, Inc. for certain employees, and with respect to the business segment for which an employee works for others, then a two-year trigger period begins. If the employee’s employment is terminated by the Company without cause or if the employee resigns for good reason (each as defined) during such two-year period, the employee is entitled to certain cash severance payments and continuation of medical and other welfare benefits for a period of 18 months following the termination of employment at the rate charged active employees.

     The amount of cash severance benefits payable to an employee is equal to a multiple (ranging from 1 to 3 depending on the agreement) times the sum of the employee’s annual base salary and target annual bonus. The multiple for each of the Company’s named executive officers, who are listed below, is 3. The cash severance for all employees is payable in a lump sum within thirty days of the date the employee’s employment is terminated.

     In addition, an employee will be entitled to the cash severance and continuation of welfare benefits if a change of control occurs and the employee’s employment was terminated by the Company without cause (or the employee resigned for good reason) within one year prior to the change in control, in each case in anticipation of the change of control (as defined). In this case, the cash severance will be paid in a lump sum within thirty days after the date on which the change of control occurs, and the Company will reimburse the employee for the cost of obtaining continued welfare benefits between the date of termination and the date of the change of control.

     The agreements also provide additional rights including, but not limited to, outplacement services, legal fee reimbursement and reimbursement for any excise tax imposed on the employee by section 4999 of the U.S. tax code.

Item 9.01 Exhibits & Financial Statements

     The Company is entering into Change of Control Severance Agreements in substantially the form described in this report with the following named executive officers:

Name	Title
J. Kerry Clayton	President and Chief Executive Officer
Robert B. Pollock	Executive Vice President and Chief Financial Officer
Lesley Silvester	Executive Vice President
Philip Bruce Camacho	Executive Vice President; President and Chief Executive Officer, Assurant Solutions

     The form of the agreement entered into with Mr. Clayton, Mr. Pollock and Ms. Silvester is attached as Exhibit 99.1, and the form of the agreement entered into with Mr. Camacho is attached as Exhibit 99.2. Mr. Camacho’s agreement differs from the agreements for the other named executive officers because Mr. Camacho works with the Assurant Solutions business segment, and the other named executive officers work with Assurant, Inc., the holding company.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSURANT, INC.
Date: December 17, 2004	By:	/S/ Douglas R. Lowe
Douglas R. Lowe
Vice President and Corporate Counsel